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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                   __________________________________



                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  October 3, 2000



                       COMMUNITY FINANCIAL CORP.
         (Exact name of registrant as specified in its charter)


   ILLINOIS                  0-26292                  37-1337630
(State or other          (Commission File          (I.R.S. Employer
jurisdiction of              Number)                Identification
 organization)                                         Number)



         240 E. CHESTNUT STREET
            OLNEY, ILLINOIS                      62450-2295
(Address of principal executive offices)         (Zip Code)



 Registrant's telephone number, including area code: (618) 395-8676





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ITEM 5.   OTHER EVENTS.

     On October 3, 2000, the Registrant issued the attached press release announcing that the Registrant had received indications of interest in the purchase of one or more of the Registrant's subsidiary banks. While the Registrant has not entered into any definitive agreement, the Registrant is currently evaluating the indications of interest which have been received.

     The attached press release also reported that a loan customer of the Registrant had been indicted by a federal grand jury in an investment scheme which, the Registrant believes, resulted in the deposit of certain proceeds relating to the investment scheme in a financial institution owned by the Registrant. In the event that the government recovers the collateral securing the loan, the Registrant anticipates sustaining a pretax loss of $1,500,000.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements.  Not applicable.
          --------------------

     (b)  Pro forma financial information.  Not applicable.
          -------------------------------

     (c)  Exhibits.  See Exhibit Index.
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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 3, 2000


                          COMMUNITY FINANCIAL CORP.



                          By /s/ Wayne H. Benson
                             ----------------------------------------
                             Wayne H. Benson
                             President and Chief Executive Officer







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                       EXHIBIT INDEX


Exhibit No     Description
----------     -----------

99.1           Press Release, dated as of October 3, 2000.